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wordml013fSUB-ITEM 77C

The shareholders of the MFS Intermediate Investment Grade Bond Fund (the "Fund"), a series of MFS Series Trust IX (the "Trust"), held a special meeting of shareholders on June 7, 2007. Shareholders represented in person or by proxy voted as follows:

Proposal 1: To approve the Agreement and Plan of Reorganization providing for the transfer of the assets of MFS Intermediate Investment Grade Bond Fund to MFS Research Bond Fund, in exchange solely for shares of beneficial interest in MFS Research Bond Fund and the assumption by MFS Research Bond Fund of the liabilities of MFS Intermediate Investment Grade Bond Fund, the distribution of the MFS Research Bond Fund shares to the shareholders of MFS Intermediate Investment Grade Bond Fund in liquidation of MFS Intermediate Investment Grade Bond Fund, and the termination of MFS Intermediate Investment Grade Bond Fund.

              --------------------------- ------------------- ----------------
               Number of Dollars                % of Outstanding    % of Dollars
                                                Dollars             Voted
              ----------------------------- ------------------- ----------------
              ----------------------------- ------------------- ----------------
Affirmative          388,807,020.83             89.611%          99.802%
              ----------------------------- ------------------- ----------------
              ---------------------------- ------------------- ----------------
Against                273,386.59               .063%            .070%
              ---------------------------- ------------------- ----------------
              ---------------------------- ------------------- ----------------
Abstain                496,747.16               .115%            .128%
              ----------------------------- ------------------- ----------------
              --------------------------- ------------------- ----------------
TOTAL                 389,577,154.58             89.789%          100.00%
              ---------------------------- ------------------- ----------------